UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2023

Mallinckrodt plc

(in examination under Part 10 of the Companies Act 2014 of Ireland)

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03.	Bankruptcy or Receivership.

The Chapter 11 Cases and Irish Examinership Proceedings

As previously disclosed, on August 28, 2023, Mallinckrodt plc (in examination under Part 10 of the Companies Act 2014 of Ireland and hereinafter “Mallinckrodt” or the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) voluntarily initiated proceedings (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) with a prepackaged chapter 11 plan as contemplated by the Restructuring Support Agreement dated as of August 23, 2023, by and among the Company, certain of its subsidiaries, certain creditors and the Opioid Master Disbursement Trust II (the “RSA”). The Chapter 11 Cases are being jointly administered under the caption In re Mallinckrodt plc, Case No. 23-11258. The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Also as previously announced, and as contemplated by the RSA, on September 20, 2023, Mallinckrodt’s directors presented a petition before the High Court of Ireland seeking the appointment of an examiner to the Company, thereby commencing examinership proceedings with respect to Mallinckrodt in Ireland. On the same date, the High Court of Ireland made an order appointing Michael McAteer of Grant Thornton Ireland LLP as examiner of the Company (the “Examiner”) on an interim basis, which appointment was subsequently confirmed by an order of the High Court of Ireland made on October 2, 2023. These examinership proceedings are required to implement certain Irish law aspects of the Company’s financial restructuring and allow for emergence.

Confirmation of the Plan of Reorganization

On September 29, 2023, the Debtors filed the First Amended Prepackaged Joint Chapter 11 Plan of Reorganization of Mallinckrodt Plc and Its Debtor Affiliates (as may be amended or supplemented from time to time in accordance with its terms, the “Plan”) in the Chapter 11 Cases in the Bankruptcy Court.

On October 10, 2023, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan. A copy of the Confirmation Order, with a copy of the Plan as confirmed attached thereto, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Notwithstanding the entry of the Confirmation Order, consummation of the Plan remains subject to the satisfaction or waiver of various conditions precedent set forth in the Plan, including that the High Court of Ireland will make an order in the examinership proceedings pursuant to Section 541 of the Companies Act 2014 of Ireland confirming the scheme of arrangement between Mallinckrodt, its shareholders and certain of its creditors that is currently being formulated by the Examiner based on and consistent in all respects with the Plan (the “Scheme of Arrangement”), and that the Scheme of Arrangement will become effective in accordance with its terms (or will become effective concurrently with the effectiveness of the Plan).

The Company expects to formally emerge from Chapter 11 in the fourth quarter of 2023, following the completion of the Irish examinership proceedings and once all conditions of the Plan are satisfied or waived. However, the Company can make no assurances as to when, or ultimately if, it will emerge from Chapter 11.

Summary of the Plan of Reorganization

The following is a summary of the material features of the Plan as confirmed by the Bankruptcy Court. This summary describes only certain material provisions of the Plan, does not purport to be complete and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.03 by reference. Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.

Pursuant to the Plan, there will be a restructuring comprising, among other things, the treatment for classes of claims and interests as follows:

•	Debtor-in-Possession (“DIP”) Claims. All allowed claims (“DIP Claims”) under the Senior Secured Debtor-In-Possession Credit Agreement, dated as of September 8, 2023, by and among the Company, Mallinckrodt International Finance S.A. and Mallinckrodt CB LLC, as debtors and debtors-in-possession, the lenders from time to time party thereto, Acquiom Agency Services LLC and Seaport Loan Products LLC, as co-administrative agents, and Acquiom Agency Services LLC, as collateral agent, will be satisfied in cash from the DIP Cash Sweep, with the amount of any allowed DIP Claims in excess of the DIP Cash Sweep being converted on a dollar-for-dollar basis into New First Priority Takeback Term Loans in the amount of such excess.

•	Post-petition A/R Claims. Claims arising under the accounts receivable lending facility established under the Amended ABL Credit Agreement, dated June 16, 2022, as amended on August 23, 2023, by and among ST US AR Finance LLC, the lenders party thereto, the L/C Issuers (as defined in the ABL Credit Agreement) party thereto and Barclays Bank plc, as administrative agent and collateral agent (the “Post-Petition A/R Facility”) generally will be paid in full in cash as they come due in the ordinary course of business in accordance with the terms and conditions of the Post-petition A/R Facility, as extended on the Effective Date pursuant to its terms. Furthermore, on the Effective Date, each holder of an allowed Post-petition A/R Claim will receive its pro rata share of the Exit A/R Facility Cash Sweep to the extent that the Exit A/R Facility Cash Sweep Trigger occurs.

•	Other Secured Claims. Other secured claims will, on the Effective Date, (i) be paid in full in cash including the payment of any interest required to be paid under section 506(b) of the Bankruptcy Code, (ii) receive the collateral securing such claim, or (iii) receive any other treatment that would render such claim unimpaired.

•	First Lien Claims. Each holder of an allowed claim related to the outstanding 10.00% first lien senior secured notes due 2025 issued by certain of the Company’s subsidiaries (the “2025 First Lien Senior Notes”), the outstanding 11.50% first lien senior secured notes due 2028 issued by certain of the Company’s subsidiaries (the “2028 First Lien Senior Notes”) or the first lien senior secured term loans due 2027 borrowed by certain of the Company’s subsidiaries pursuant to the credit agreement, dated as of June 16, 2022, by and among the Company, certain of its subsidiaries and the lenders party thereto, Acquiom Agency Services LLC and Seaport Loan Products LLC, as co-administrative agents, and Deutsche Bank AG New York Branch, as collateral agent (the “First Lien Term Loans”, and together with the 2025 First Lien Senior Notes and the 2028 First Lien Senior Notes, the “First Lien Claims”), will receive on the Effective Date its pro rata share of (A) 92.3% of the Debtors’ reorganized equity (subject to dilution) to be issued on the Effective Date (the “New Common Equity”), (B) as applicable, cash in an amount sufficient to repay in full (x) the accrued and unpaid interest on the First Lien Term Loans in the case of any holder of First Lien Term Loans, (y) the accrued and unpaid interest on the 2025 First Lien Senior Notes in the case of any holder of 2025 First Lien Senior Notes, and (z) the accrued and unpaid interest on the 2028 First Lien Senior Notes in the case of any holder of 2028 First Lien Senior Notes, (C) cash from the Exit Minimum Cash Sweep, if the Exit Minimum Cash Sweep Trigger occurs, and (D) if applicable, the New Second Priority Takeback Debt. Furthermore, on the Effective Date, the Debtors or the reorganized Debtors, as applicable, will pay in cash certain outstanding fees, expenses and costs of the agents and trustees related to the First Lien Claims.

•	Second Lien Notes Claims. Each holder of an allowed claim related to the outstanding 10.00% second lien senior secured notes due 2025 issued by certain of the Company’s subsidiaries and the outstanding 10.00% second lien senior secured notes due 2029 issued by certain of the Company’s subsidiaries will receive, on the Effective Date, its pro rata share of 7.7% of the New Common Equity (subject to dilution). Furthermore, on the Effective Date, the Debtors or the reorganized Debtors, as applicable, will pay in cash certain outstanding fees, expenses and costs of the agents and trustees related to such claims.

•	General Unsecured Claims. Each holder of a General Unsecured Claim against a Debtor will receive payment in full in cash in accordance with applicable law and the terms and conditions of the particular transaction giving rise to, or the agreement that governs, such allowed General Unsecured Claim on the later of (i) the date due in the ordinary course of business or (ii) the Effective Date, unless such General Unsecured Claims has already been satisfied.

•	Subordinated Claims. Subordinated Claims will be cancelled, released, discharged and extinguished, and holders of Subordinated Claims will receive no recovery or distribution on account of such subordinated claims.

•	Intercompany Claims. Unless otherwise provided for under the Plan, on the Effective Date, at the option of the applicable Debtor in consultation with the Ad Hoc First Lien Term Loan Group, the Ad Hoc Crossover Group, and the Ad Hoc 2025 Noteholder Group, Intercompany Claims will be either: (i) reinstated; or (ii) set off, settled, distributed, contributed, merged, canceled or released.

•	Intercompany Interests. Unless otherwise provided for under the Plan, on the Effective Date, at the option of the applicable Debtor in consultation with the Ad Hoc First Lien Term Loan Group, the Ad Hoc Crossover Group, and the Ad Hoc 2025 Noteholder Group, Intercompany Interests will be either: (i) reinstated; or (ii) set off, settled, distributed, contributed, merged, canceled or released.

•	Existing Equity Interests. Holders of equity interests in the Company that existed immediately before the Effective Date will receive no distribution on account of such equity interests. On the Effective Date, all such equity interests will be discharged, canceled, released and extinguished and will be of no further force or effect.

Capital Structure

As of October 9, 2023, Mallinckrodt had 13,371,707 ordinary shares outstanding. Pursuant to the Plan, the Company will, on the Effective Date (i) cancel all of the then-existing ordinary shares of the Company (ii) issue or reserve for issuance all of the New Common Equity (including all New Common Equity issuable upon exercise of the MDT II CVRs) issuable in accordance with the terms of the Plan and, where applicable, the Scheme of Arrangement and (iii) issue all of the MDT II CVRs to the MDT II or MNK Opioid Abatement Fund, LLC, in the discretion of the MDT II, in accordance with the terms of the Revised Deferred Cash Payments Agreement and the MDT II CVR Agreement. The New Common Equity to be issued pursuant to the Plan will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 1145 of the Bankruptcy Code, which generally exempts from such registration requirements the issuance of certain securities under a plan of reorganization.

There was no specific number of Mallinckrodt ordinary shares reserved for future issuance in respect of claims and interests filed and allowed under the Plan. The New Common Equity is not expected to be listed on any national securities exchange.

Certain Information Regarding Assets and Liabilities of Mallinckrodt

Information regarding the Company’s assets and liabilities of as the most recent practicable date prior to the entry of the Confirmation Order is hereby incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2023, filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2023.

Item 7.01.	Regulation FD Disclosure.

In connection with the Bankruptcy Court’s entry of the Confirmation Order, the Company issued a press release on October 10, 2023, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Cautionary Statements Related to Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical, including statements regarding future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments the Company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the bankruptcy process, the ability of Mallinckrodt and its subsidiaries to obtain approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the ability of Mallinckrodt and its subsidiaries to consummate the Plan and emerge from Chapter 11 within the Company’s currently expected timeline or at all; the effects of the Chapter 11 Cases, including increased professional costs, on the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; the ability of the Debtors to operate their business during the pendency of the Chapter 11 Cases; the consummation of the transactions contemplated by the RSA and the Plan, including the ability of the parties to negotiate definitive agreements with respect to the matters covered by the term sheets included in the RSA, the Plan or otherwise, the occurrence of events that may give rise to a right of any of the parties to terminate the RSA, and the ability of the parties thereto to satisfy the other conditions of the RSA or the Plan, as applicable, including satisfying the milestones specified in the RSA and completion of the Irish examinership process; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of, and following the Company’s anticipated emergence upon completion of the Chapter 11 Cases, as well as perceptions of the Company’s increased performance and credit risks associated with its constrained liquidity position and capital structure, which reflects a recently increased risk of additional bankruptcy or insolvency proceedings; Mallinckrodt’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; Mallinckrodt’s ability to generate sufficient cash to service indebtedness even now that the pre-petition indebtedness has been restructured and in light of the Plan; developing, funding and executing Mallinckrodt’s business plan and ability to continue as a going concern; Mallinckrodt’s capital structure upon completion of the Chapter 11 Cases; the comparability of Mallinckrodt's post-emergence financial results to its historical results and the projections disclosed in connection with the transactions contemplated by the RSA; attraction and retention of key personnel in light of the Chapter 11 Cases; and the risks, uncertainties and factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, as filed with the SEC and available on the Company’s website at http://www.mallinckrodt.com and http://www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	First Amended Plan of Reorganization of Mallinckrodt Plc and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code.

99.1	Order Confirming the First Amended Plan of Reorganization of Mallinckrodt Plc and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code.

99.2	Press Release, dated October 10, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC

By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President, Chief Legal Officer & Corporate Secretary

Date: October 10, 2023